As filed with the U.S. Securities and Exchange Commission on September 18, 2024.

Registration No. 333-276946

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 4 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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WELLCHANGE HOLDINGS COMPANY LIMITED

(Exact name of registrant as specified in its charter)

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Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit E, 11/F, Billion Plaza II, 10 Cheung Yue Street
Cheung Sha Wan, Kowloon, Hong Kong
(+852) 9171-0926

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 +1 (212) 588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 +1 (212) 530-2206

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of re-filing exhibit 23.1 to this registration statement on Form F-1 (File No. 333-276946), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement filed on August 19, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

The Company was incorporated under the laws of the Cayman Islands as a limited company on July 13, 2023. On the date of its incorporation, the Company issued one Ordinary Share to Mapcal Limited, incorporated in Cayman Islands for a consideration of $1.00. On the same day, Mapcal Limited transferred the one Ordinary Share of the Company to Mr. Shek Kin Pong for a consideration of $1.00.

On August 28, 2023, the entire equity interest of Wching HK was transferred by Mr. Shek Kin Pong to Victory Hero, which is a wholly owned subsidiary of the Company, in exchange for an allotment and issuance of 889 Ordinary Shares of the Company to Victory Hero.

On August 30, 2023, the Company, Power Smart International Limited, Ocean Serene Holdings Limited, Paramount Fortune Capital Limited, and Prestige Leader Success Limited entered into a subscription agreement, pursuant to which the Company allotted and issued:

(i)     45 Shares in the aggregate to Ocean Serene Holdings Limited, representing 4.5% of the total issued share capital of the Company for a consideration of HK$777,273 (US$99,724);

(ii)    35 Shares in the aggregate to Paramount Fortune Capital Limited, representing 3.5% of the total issued share capital of the Company for a consideration of HK$604,545 (US$77,563); and

(iii)   30 Shares in the aggregate to Prestige Leader Success Limited, representing 3.0% of the total issued share capital of the Company for a consideration of HK$518,182 (US$66,483).

The aggregate consideration for the abovementioned subscription shall be HK$1,900,000 (US$243,770) payable by Ocean Serene Holdings Limited, Paramount Fortune Capital Limited, and Prestige Leader Success Limited in proportion of their respective shareholding in the Company on or before September 30, 2023.

The aforesaid allotment and issuance of the respective Shares has been completed on August 30, 2023.

On January 26, 2024, the Company undertook a 4,000-for-1 forward split of our Ordinary Shares approved by our existing shareholders and board of directors. As a result, our authorized share capital is US$50,000 divided into 200,000,000 Ordinary Shares, par value US$0.00025, and the Ordinary Shares issued and outstanding prior to the completion of this offering have been increased from 1,000 to 4,000,000. Wellchange Cayman was 89% (representing 3,560,000 Ordinary Shares issued and outstanding) owned by Power Smart, 4.5% (representing 180,000 Ordinary

Shares issued and outstanding) owned by Ocean Serene, 3.5% (representing 140,000 Ordinary Shares issued and outstanding) owned by Paramount Fortune, and 3.0% (representing 120,000 Ordinary Shares of the issued and outstanding) owned by Prestige Leader, respectively.

On February 8, 2024, the Company undertook a 5-for-1 forward split of our Ordinary Shares, approved by our existing shareholders and board of directors. As a result, the Company’s authorized share capital is US$50,000 divided into 1,000,000,000 Ordinary Shares, par value US$0.00005, and the Ordinary Shares issued and outstanding prior to the completion of this offering have been increased from 4,000,000 to 20,000,000. Wellchange Cayman was 89% (representing 17,800,000 Ordinary Shares issued and outstanding) owned by Power Smart, 4.5% (representing 900,000 Ordinary Shares issued and outstanding) owned by Ocean Serene, 3.5% (representing 700,000 Ordinary Shares issued and outstanding) owned by Prestige Leader, and 3.0% (representing 600,000 Ordinary Shares of the issued and outstanding) owned by Paramount Fortune, respectively.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

ITEM 9.    UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
4.1**	Form of Underwriter Warrant
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered
5.2**	Opinion of Ortoli Rosenstadt LLP regarding the validity of the Underwriter’s Warrants being registered
8.1**	Opinion of Khoo & Co. regarding certain Hong Kong legal matters
10.1**	Form of Employment Agreement by and between executive officers and the Registrant
10.2**	Form of Director Offer Letter between executive directors and the Registrant
10.3**	Form of Independent Director Agreement between independent director nominees and the Registrant
10.4**	Leasing Agreement by and between Wching HK and EASE Progress Limited, dated as of September 9, 2022
10.5**	Form of Software Development Agreement between Wching HK and customer
14.1**	Code of Business Conduct and Ethics of the Registrant
14.2**	Insider Trading Policies
14.3**	Executive Compensation Recovery Policy of the Registrant
21.1**	List of Subsidiaries
23.1+	Consent of WWC, P.C.
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Consent of Khoo & Co., Hong Kong counsel to the Registrant (included in Exhibit 8.1)
23.4**	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.5**	Consent of China Insights Consultancy
99.1**	Audit Committee Charter
99.2**	Compensation Committee Charter
99.3**	Nominating Committee Charter
99.4**	Consent of Lau Yun Chau, Independent Director Nominee
99.5**	Consent of Chu Chi Hong, Independent Director Nominee
99.6**	Consent of Bai Yang, Independent Director Nominee
99.7**	Consent of Michael Chung Fai Ng, Independent Director Nominee
107**	Filing Fee Table

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+        Filed herewith.

**      Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 18, 2024.

Wellchange Holdings Company Limited
By:	/s/ Shek Kin Pong
Shek Kin Pong Chief Executive Officer, Chairman of the Board (Principal Executive Officer)
Signature	Title	Date
/s/ Shek Kin Pong	Chief Executive Officer, Chairman of the Board	September 18, 2024
Name: Shek Kin Pong	(Principal Executive Officer)
/s/ Au Ho Chi	Chief Financial Officer nominee, Director	September 18, 2024
Name: Au Ho Chi	(Principal Financial and Accounting Officer Officer)
/s/ Tang Chi Hin	Chief Technology Officer, Director	September 18, 2024
Name: Tang Chi Hin

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on September 18, 2024.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.